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                   (Letterhead of Bernstein & Wasserman, LLP)


                                                              November 4, 1996

Board of Directors
Ecomat, Inc.
147 Palmer Avenue
Mamaroneck, NY  10543-3632

                   Re:   Ecomat, Inc.
                         Registration Statement on Form SB-2
                         ------------------------------------

Gentlemen:

         We have acted as counsel for Ecomat, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-1524, under the Securities Act of 1933, relating to the public offering of 1,200,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"). The offering also involves the grant to the Underwriter of an option to purchase an additional 180,000 shares of Common Stock to cover over-allotments in connection with the offering and the sale to the Underwriter of an option (the APurchase Option") to purchase up to 120,000 shares of Common Stock.

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the Common Stock, drafts of the Purchase Option, draft forms of certificates representing the Common Stock, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

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Ecomat, Inc.
November 4, 1996
Page 2



         Based on the foregoing, we are of the opinion that:


         1. All shares of Common Stock have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued, fully paid and non-assessable.

         2. The Purchase Option has been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued, fully paid and non-assessable.

         3. The shares of Common Stock issuable upon exercise of the Purchase Option have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Purchase Option, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,



                                                  BERNSTEIN & WASSERMAN, LLP

B&W/mkc